UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 17, 2015

Date of Report (Date of earliest event reported)

New Relic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

188 Spear Street, Suite 1200

San Francisco, California 94105

(Address of principal executive offices, including zip code)

(650) 777-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

New Relic, Inc. (the “Company”) entered into a lease (the “Lease”) with Pacific Mission Corporation (the “Landlord”) dated as of June 17, 2015 with respect to office space within the building that is located at 123 Mission Street, San Francisco, California (the “Building”).

Subject to the Landlord’s timely delivery of possession of the Premises (as defined below), the term of the Lease commences on November 1, 2015 and expires on October 31, 2023 (such period, the “Term”). Under the Lease, the Company will initially lease approximately 14,067 square feet of the Building on the commencement date of the Lease (the “Phase I Space”) and then lease an additional approximately 42,201 square feet of the Building on June 1, 2016 (the “Phase II Space,” and together with the Phase I Space, the “Premises”), which Premises will constitute approximately 56,268 square feet of total leased space in the Building.

Subject to the terms and conditions of the Lease, the Company will lease the Premises until the conclusion of the Term; provided, the Company has the right to renew the Lease for one additional period of five years. The Company also has a right of first offer to lease up to an aggregate of approximately 28,000 square feet of additional office space in the Building.

Under the Lease, the Company will pay monthly base rent amounts for the Phase I Space, which will range from approximately $73,000 to $90,000 during the initial Term, as well as monthly base rent amounts for the Phase II Space, which will range from approximately $225,000 to $268,000 for the portion of the initial Term the Company leases the Phase II Space. For the portion of the Term following the 2016 calendar year, the Lease also provides that the Company will be responsible for its proportionate share of any increases in operating expenses and real property taxes incurred for the Building and real property over the operating expenses and taxes incurred for the Building and real property during the 2016 calendar year. The Landlord has agreed to provide the Company with a construction allowance of approximately $2.25 million. The Company will also be obligated to deliver to the Landlord a letter of credit with an initial amount of $3.4 million, which the Landlord may draw upon to cure any default by the Company under, or breach by the Company of, the Lease, as well as any damages the Landlord incurs as a result thereof.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

Date: July 9, 2015	By:	/s/ Robin J. Schulman
Robin J. Schulman